Exhibit 10.3

                              EMPLOYMENT AGREEMENT

     THIS AGREEMENT is made as of April 7, 1997, between and among KINNARD INVESTMENTS, INC., a Minnesota corporation (hereinafter called "KII"), JOHN G. KINNARD AND COMPANY, INCORPORATED, a Minnesota corporation (hereinafter called "JGK"), and WILLIAM F. FARLEY (hereinafter called "EXECUTIVE"):

                                    RECITALS

     l. The following recitals shall be considered a part of this Agreement and explain the general nature and purposes of KII's and JGK's businesses and the PARTIES' rights and obligations under this Agreement. Any interpretation or construction of this Agreement shall be considered in light of these recitals.

     2. KII is a holding company, which owns JGK. JGK is engaged in the highly competitive business of a securities brokerage firm.

     3. EXECUTIVE desires to be employed by KII and its wholly-owned subsidiary, JGK, and KII and JGK desire to employ EXECUTIVE on the terms stated in this Agreement.

     4. EXECUTIVE recognizes, agrees and understands that execution of this Agreement is an express condition of becoming and remaining employed by KII and JGK.

     NOW, THEREFORE, in consideration of KII and JGK hiring EXECUTIVE and the continuation of his employment, any promotions, increases in compensation, and/or other benefits now or hereafter paid or made available to EXECUTIVE by KII or JGK, EXECUTIVE and KII agree as follows:

                                    ARTICLE I

                                   DEFINITIONS

     1.01 Confidential Information. For the purposes of this Agreement, "Confidential Information" means any information not generally known to the public and proprietary to KII or JGK and includes, without limitation, trade secrets, inventions, and information pertaining to research, development, purchasing, marketing, selling, accounting, licensing, business systems, business techniques, customer lists, prospective customer lists, price lists, business strategies and plans, pending patentable materials and/or designs, design documentation, documentation of meetings, tests and/or test standards, or manuals whether in document, electronic, computer or other form. For example, Confidential Information may be contained in KII's or JGK's customer lists, prospective customer lists, the particular needs and requirements of customers, the particular needs and requirements of prospective customers, and the identity of customers or prospective customers. Information shall be treated as Confidential Information irrespective of its source and any information which is labelled or marked as being "confidential" or "trade secret" shall be presumed to be Confidential Information.

     1.02 Invention. For purposes of this Agreement, the term "Invention" means ideas, discoveries, and improvements whether or not shown or described in writing or reduced to practice and whether patentable or not, relating to any of KII's or JGK's present or future sales, research, or other business activities, or reasonably foreseeable business interests of KII or JGK.



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                                   ARTICLE II

                      EMPLOYMENT, COMPENSATION AND BENEFITS

     2.01 Employment With KII. KII hereby initially hires EXECUTIVE in the position of Chief Operating Officer and EXECUTIVE hereby accepts such employment with KII. EXECUTIVE shall also serve, subject to employment with KII and annual election of the shareholders of KII, as a Director on KII's Board of Directors. The KII Board of Directors will entertain recommendations made by EXECUTIVE as to any other KII Board members prior to their election to the KII Board of Directors, including one nominee already recommended by EXECUTIVE to KII's Chairman of the Board.

     2.02 Employment With JGK. KII hereby initially hires EXECUTIVE in the positions of Chief Executive Officer and President of JGK, and EXECUTIVE hereby accepts such employment with JGK. EXECUTIVE shall also serve as Chairman of JGK's Board of Directors so long as he remains employed by JGK. EXECUTIVE, during his term as Chairman of JGK's Board, will have the authority to name the members of the JGK Board of Directors, whether from inside or outside the Company. During his employment with JGK, EXECUTIVE will be responsible for naming the management of JGK and determining the terms and conditions of their employment.

     2.03 Duties.

          (a) EXECUTIVE agrees, during his employment, to devote his full time and best efforts to the businesses of KII and JGK, including, without limitation, the performance of those duties and responsibilities reasonably and customarily associated with his positions; provided, however, that EXECUTIVE's duties and responsibilities shall be subject to determination by KII's Board of Directors. EXECUTIVE shall be granted such powers and authority as are reasonably and customarily associated with his positions.

          (b) EXECUTIVE shall report to, and at all times shall be subject to the direction of, the Chairman of KII's Board of Directors.

          (c) EXECUTIVE, at all times during his employment with KII and JGK, shall comply with KII's and JGK's reasonable standards, regulations and policies as determined or set forth by the KII Board of Directors from time to time and as applicable to senior executive employees of KII and JGK.

          (d) EXECUTIVE shall maintain and improve his managerial skills and knowledge of KII's and JGK's businesses by attending appropriate conventions and seminars, and participating in other activities reasonably related thereto. JGK shall pay and/or reimburse those expenses of EXECUTIVE, approved by KII, which are reasonably related to this subparagraph 2.03(d).

          (e) Subject to the provisions set forth in Article III and Paragraph 10.05, and if still then employed by KII, EXECUTIVE shall be offered the position of Chief Executive Officer of KII on or before December 31, 1999, and once EXECUTIVE accepts such position he shall retain such position during EXECUTIVE's employment with KII.

     2.04 Outside Activities. KII and JGK acknowledge and agree that from time to time EXECUTIVE may serve as a member of the Board of Directors of one or more nonprofit entities or businesses other than KII or JGK; provided, however, that EXECUTIVE provides KII's Board of


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Directors  with  information  about each proposed  directorship,  including time required by such directorship, whether such directorship may involve conflicts of interest with KII or JGK or their businesses, the types of risks which such directorship may involve, and any other factors EXECUTIVE or the KII Board of Directors considers material respecting such directorship. KII's Board of Directors shall promptly consider all submissions by EXECUTIVE pursuant to this Paragraph 2.04. KII's Board of Directors may request in good faith that EXECUTIVE not accept a particular directorship, or more than a specific number of directorships, or that EXECUTIVE resign from a particular directorship, and EXECUTIVE agrees to honor such requests.

     2.05 Base Salary By JGK. EXECUTIVE's initial base salary shall be calculated on the gross amount of $250,000 per year, less withholding for income and FICA taxes and any other proper deductions. EXECUTIVE'S base salary will be paid to him in accordance with JGK's normal payroll practices. Future increases, beginning in 1999, in annual base salary may be negotiated between the EXECUTIVE and KII's Board of Directors.

     2.06 Incentive Compensation By JGK. EXECUTIVE shall participate in the JGK Management Bonus Pool plan or other incentive plans or programs adopted by KII's Board of Directors. The Compensation Committee of the KII Board of Directors (the "Compensation Committee") will decide upon the amount of EXECUTIVE's incentive compensation, subject to the following minimum amounts. EXECUTIVE and KII will devise a new or revised incentive compensation plan or program that will take into account financial and non-financial objectives. The financial objectives will be as stated in the existing JGK plan, plus some additional targets to be defined for KII, which may include such measurements as per share earnings growth, return on equity and other objectives. The non-financial objectives will be based on the business development plans of KII and JGK from time to time.

          (a)  For  1997,   EXECUTIVE   shall   receive   a  minimum   incentive
               compensation of $280,000.

          (b)  For  1998,   EXECUTIVE   shall   receive   a  minimum   incentive
               compensation of $250,000.

          (c) For 1999 and years thereafter, EXECUTIVE's incentive compensation shall be an amount to be approved by the KII Board of Directors.

EXECUTIVE'S incentive compensation will be paid to him in a lump sum within 60 days after the close of each fiscal year.

     2.07 Stock Options. EXECUTIVE shall be granted options to purchase 165,000 shares of common stock of KII pursuant to the KII 1997 Stock Option Plan. Such options shall have an exercise price of $6.00 per share, shall vest in equal annual increments on December 31 in each of the years 1997 through 2001, and shall have a ten-year term. Of such options, 82,500 shall be incentive stock options and 82,500 shall be non-statutory stock options.

     2.08 Fringe Benefits From JGK.

          (a) In addition to cash compensation, EXECUTIVE shall be eligible to receive fringe benefits as they may be made available to senior executive employees of KII or JGK and offered to EXECUTIVE from time to time in the exclusive discretion of KII's Board of
               Directors or authorized delegate(s) of the KII Board of Directors. Such benefits may include, but are not limited to, bonuses, qualified pension or retirement plans, health insurance and disability plans and deferred compensation agreements.



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          (b)  EXECUTIVE  shall be eligible to  participate in any and all other employee benefit plans and programs offered by JGK from time to time, including, but not limited to, any medical, dental, short-term disability and life insurance coverage, stock option, or retirement plans, in accordance with the terms and conditions of those benefit plans and programs and on a basis consistent
               with  that   customarily   provided  to  JGK's  senior  executive
               employees.

          (c) The PARTIES shall enter into a separate agreement under which JGK shall provide EXECUTIVE with a supplemental retirement benefit ("SRB") so that in the event EXECUTIVE's employment terminates before he is fully vested under the John G. Kinnard and Company, Incorporated Pension Plan ("Plan"), the total benefit paid under the Plan and the SRB will provide EXECUTIVE with the same total retirement benefit as if he was fully vested under the Plan.

          (d) JGK shall pay all of EXECUTIVE'S expenses for trade association memberships and fees to obtain the necessary securities licenses.

     2.09 Non-Reimbursed Additional Expenses. JGK shall pay EXECUTIVE $25,000 per annum for other non-reimbursed additional expenses, which payments shall be made in quarterly installments on the last business day of each quarter beginning on June 30, 1997. In addition, JGK shall match charitable contributions made by EXECUTIVE, up to an aggregate annual limit of $10,000 beginning in 1998 and $7,500 for 1997.

     2.10 Vacation. In addition to the foregoing cash and fringe benefit compensation, EXECUTIVE may be entitled to a paid vacation of a duration determined by KII's Board of Directors.

     2.11 Compensation During Sickness or Disability.

          (a) Subject to the remaining provisions of this Paragraph 2.11, EXECUTIVE shall be entitled to full compensation, calculated in accordance with Article II hereof, for absences for physical or mental illness or injury.

          (b) If EXECUTIVE is absent from his employment for more than four consecutive weeks at any one time or more than eight weeks in total in any 12-month period, by reason of physical or mental illness or injury which prevents him from performing the essential functions of his position, with or without reasonable accommodation, EXECUTIVE shall be deemed disabled for the purposes hereof. In such event, EXECUTIVE shall be entitled to receive (1) his base salary and incentive and bonus compensation under Article II hereof, including payments under Paragraphs
               2.05, 2.06, and 2.09, (2) continued payment on behalf of EXECUTIVE of JGK's share of health, life, and disability insurance premiums to the extent such benefits are offered by JGK to its senior executive employees and subject to the conditions or limitations of such insurance plans, (3) continued entitlement of EXECUTIVE to other fringe benefits under Paragraphs 2.08 and 2.13(a) and (c), and (4) EXECUTIVE's continued accrual of vacation time, all for a period of 90 days from the date such disability is determined to have occurred.

               JGK may, in its discretion, provide the health, life and disability benefits described herein under JGK's group plans or under no less favorable insurance contracts or arrangements secured by JGK. For purposes of Title X of the Consolidated Omnibus Budget Reconciliation Act of 1985 ("COBRA"), the date of the "qualifying event" for


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               EXECUTIVE and his dependents shall be the date such disability is determined to have occurred.

               Immediately upon completion of such 90-day period:

                    (i) EXECUTIVE's employment as an officer and employee under this Agreement shall terminate effective at 12:00 midnight on such 90th day; and

                    (ii) All   payments  to   EXECUTIVE  of  base  salary  under
                         Paragraph 2.05 shall terminate; and

                    (iii)EXECUTIVE  shall receive all incentive  compensation or bonus amounts earned by EXECUTIVE pro rated to the date of termination, except that (1) incentive compensation or bonus amounts payable upon the completion of specified tasks or objectives shall be paid in full if such tasks or objectives have been completed by EXECUTIVE prior to the date of termination, and (2)
                         EXECUTIVE shall receive the full amount of all incentive compensation or bonus amounts earned for any year ending during or prior to such 90-day period; and

                    (iv) EXECUTIVE  shall  receive or not  receive  payment  for unused vacation to the date of termination in accordance with JGK's policy as to payment for unused vacation in effect on the date of termination; and

                    (v) JGK's obligation to provide, subject to limitations of law, and pay for benefits provided by JGK to EXECUTIVE shall terminate; and

                    (vi) EXECUTIVE  shall not be entitled to use unused vacation to defer the commencement of, or extend, the 90-day disability period established in this Paragraph 2.11.

          (c) If prior to the termination of EXECUTIVE's employment pursuant to the provisions of this Paragraph 2.11, EXECUTIVE is able to resume performance of his duties under this Agreement, and if within six months of the resumption of such duties EXECUTIVE is again absent from his employment by reason of the same physical or mental illness or injury as defined in subparagraph 2.11(b) for a period of more than two consecutive weeks, such subsequent disability period, including such two-week period, shall be deemed to be a continuation of the immediately preceding disability period, and the disability payments made by JGK to EXECUTIVE shall be made only for the remainder, if any, of the 90-day income continuation period provided for above, and in no event shall disability payments hereunder be made for a period or periods aggregated in accordance with this subparagraph 2.11(c) of more than 90 days.

          (d) Any disability period commencing after EXECUTIVE has returned to his employment hereunder and has given reasonable and proper attention to his duties for a continuous period of six months shall be deemed a new period of disability for purposes of this Paragraph 2.11.

          (e) Any disability compensation payable under this Article II shall be reduced by:



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                    (i)  Any amount which is paid to  EXECUTIVE  with respect to the 90-day disability  period  established in Paragraph
                         2.11 under any private disability benefit plan or arrangement to which JGK directly contributes or has directly contributed, but only to the extent that such amount is attributable to such direct contributions by JGK.

                    (ii) Any  benefits  paid to  EXECUTIVE  with  respect to the
                         90-day disability period established in Paragraph 2.11 on account of the disability of EXECUTIVE under any worker's compensation law, occupational disease law, or similar legislation of any state or the federal government.

                    (iii)50% of  the  amount  of any  related  benefit  paid  to
                         EXECUTIVE with respect to the 90-day disability period established in Paragraph 2.11 under the Federal Social Security Act as in effect at the time the payment hereunder is made.

                  However, in order to maintain EXECUTIVE's cash flow during the 90-day disability period, JGK agrees to make full compensation payments to EXECUTIVE as previously provided and EXECUTIVE agrees promptly upon receipt of payments within the provisions of this subparagraph 2.11(e), if any, to remit such payments to JGK, properly endorsed, or repay to JGK the full amount of such received payments.

          (f) In the event of partial physical or mental disability, if EXECUTIVE is able to perform a substantial portion of the essential functions of his position, with or without reasonable accommodation, he may, if he so desires, with the consent of JGK, which consent shall be by action of JGK's Board of Directors, work part-time on a basis of compensation and other terms determined by JGK.

          (g) If EXECUTIVE's employment is terminated for the reasons stated in subparagraphs 3.01(a), (b), (c)(v), or (c)(vi) while JGK is making disability payments to EXECUTIVE, EXECUTIVE shall not be entitled to receive the disability payments for the remainder, if any, of the 90-day compensation continuation period provided for above, EXECUTIVE 's repayment obligations under subparagraph 2.11(e) above shall cease, and EXECUTIVE shall have no further employment obligation to JGK and KII. In all other instances of termination pursuant to Paragraph 3.01, EXECUTIVE shall be entitled to continue to receive disability payments for the remainder of the 90-day compensation continuation period.

     2.12 Expenses. During the term of this Agreement, EXECUTIVE shall be entitled to prompt reimbursement by JGK for all reasonable, ordinary and necessary travel, entertainment and other business related expenses incurred by EXECUTIVE (in accordance with the policies and procedures established by JGK for senior executive employees from time to time) in the performance of his duties and responsibilities under this Agreement; provided, however, that EXECUTIVE shall properly account for such expenses in accordance with federal, state and local tax requirements and JGK's policies and procedures.

     2.13 Additional Perquisites.

          (a) JGK shall reimburse EXECUTIVE for annual dues at the Minneapolis Club and for annual dues at a country club, which country club dues shall be prorated between business purposes and personal use.


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          (b)  KII shall lend EXECUTIVE an amount not to exceed $125,000 for his purchase of an equity interest in the Spring Hill Country Club (or any successor thereto); such loan shall be interest free and shall be repaid upon EXECUTIVE's termination of employment with KII and shall be evidenced by a promissory note signed by EXECUTIVE in exchange for the loan.

          (c) JGK shall provide EXECUTIVE at its expense with indoor parking, a cellular phone and a computer and a fax machine for business purposes.


                                   ARTICLE III

                                   TERMINATION

     3.01 Events of Termination. EXECUTIVE's employment with KII and JGK:

          (a) May be terminated by mutual written agreement of KII and EXECUTIVE.

          (b)  Shall terminate immediately upon the death of EXECUTIVE.

          (c) May be terminated upon written notice from KII to EXECUTIVE for cause, which shall mean the following:

                    (i) Material failure of EXECUTIVE to (a) faithfully, diligently or competently perform the material duties, requirements and responsibilities of his employment as contemplated by this Agreement or as assigned by KII's Board of Directors, or (b) take reasonable direction consistent with his position from the KII's Board of Directors; or

                    (ii) Failure of  EXECUTIVE  to  materially  comply  with the
                         material,   reasonable   policies,    regulations   and
                         directives of KII as in effect from time to time; or

                    (iii)Any act or  omission  on the  part of  EXECUTIVE  which constitutes a material failure to comply with material provisions of this Agreement; or

                    (iv) Any act or omission on the part of  EXECUTIVE  which is clearly and materially harmful to the reputations or businesses of KII and JGK, including, but not limited to, personal conduct of EXECUTIVE which is inconsistent with federal and state laws respecting harassment of, or discrimination against, one or more of KII's or JGK's employees; or

                    (v) Failure to maintain licenses as required by applicable regulatory agencies; or

                    (vi) Conviction  of  EXECUTIVE  of,  or  a  guilty  or  nolo contendere plea by EXECUTIVE with respect to, any crime punishable as a felony; or any bar against EXECUTIVE from serving as a director, officer or executive of any firm the securities of which trade publicly.

                  In  the  event  of  termination   pursuant  to   subparagraphs
                  3.01(c)(i) through (iv) above, KII shall give EXECUTIVE written notice (the "Cause Notice") of proposed termination


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                  which  provides  reasonable  detail  as to the cause or causes asserted by KII. EXECUTIVE shall have 60 days within which he shall have the opportunity to cure the performance or conduct upon which the Cause Notice is based, to the satisfaction of KII's Board of Directors. If EXECUTIVE asserts that there is no performance or conduct to cure, or after 60 days the KII Board of Directors believes that EXECUTIVE has failed to adequately cure the performance or conduct, the KII Board of Directors shall set forth a date of a meeting of KII's Board of Directors, which date shall be no sooner than five business days after the date on which the 60-day cure period expires or upon receipt of notice by EXECUTIVE that he believes there is no performance or conduct which requires a cure, at which KII Board of Directors meeting EXECUTIVE may appear, with an advisor of his choice if EXECUTIVE so desires, to discuss EXECUTIVE's proposed termination. At such meeting EXECUTIVE and EXECUTIVE's advisor will honor requests by the director presiding at the meeting to leave the meeting to allow for discussion by the directors in EXECUTIVE's absence. At such time as the KII Board of Directors reaches a decision with respect to EXECUTIVE's termination, whether at the meeting set forth in the notice to EXECUTIVE, or at a subsequent meeting, if the decision to terminate EXECUTIVE is affirmed by KII's Board of Directors, EXECUTIVE will be given written notice of such affirmation and EXECUTIVE's employment will terminate immediately upon the giving of such notice to EXECUTIVE. In the event of termination pursuant to subparagraphs 3.01(c)(v) and (vi) above, EXECUTIVE's termination shall be immediate upon the giving of written notice to EXECUTIVE.

          (d) Shall terminate in accordance with the provisions of Paragraph 2.11(b) hereof. Nothing in Paragraph 2.11(b) hereof or in this Paragraph 3.01(d) shall limit the right of either party to terminate EXECUTIVE's employment under any other subparagraph of Paragraph 3.01; provided, however, that if EXECUTIVE is receiving disability payments under subparagraph 2.11(b), KII may not terminate this Agreement under subparagraphs 3.01(c)(i),(ii), or
               (iii), (e), or (i).

          (e) May be terminated by KII or EXECUTIVE upon 60 days' written notice to the other upon the commencement of a bankruptcy case filed by or against KII or JGK under the United States Code or other similar law.

          (f) Shall terminate at the end of the month during which EXECUTIVE reaches the normal retirement date established by JGK for senior management employees of JGK, but in no event earlier than the compulsory retirement age permitted under federal or similar law for senior management employees.

          (g) May be terminated by EXECUTIVE for "Good Reason" upon 60 days' written notice to KII's Board of Directors setting forth in reasonable detail such Good Reason, unless during such 60-day period KII's Board of Directors materially cures all material items set forth in EXECUTIVE's notice. Good Reason shall only exist in the event that KII:

                    (i) Reduces EXECUTIVE's base salary below the level set in Paragraph 2.05, fails to provide EXECUTIVE with incentive compensation as contemplated in Paragraph 2.06, or reduces any KII-provided benefit to EXECUTIVE as then paid or provided to EXECUTIVE; provided, however, that KII may reduce benefits provided to EXECUTIVE if such reduction is part of a broad-based


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                         management  initiative  which  applies to all  senior
                         executive employees and substantially all other employees of KII or JGK; or

                    (ii) Takes  any   action  to  reduce   EXECUTIVE's   titles,
                         positions or duties, or any action directed only at EXECUTIVE which materially and adversely affects the overall physical conditions of EXECUTIVE's immediate working environment and places EXECUTIVE in a substandard working environment relative to KII's other senior executive employees; or

                    (iii)Requires  EXECUTIVE to relocate his principal office to a location more than 50 miles from the location of KII's principal place of business at the time this Agreement was executed.

                    (iv) Fails to offer  the  EXECUTIVE  the  position  of Chief
                         Executive  Officer  of KII no later than  December  31,
                         1999.

          (h) May be terminated by EXECUTIVE for any reason other than those set forth in subparagraph 3.10(g) on 60 days' written notice to KII.

          (i) May be terminated by KII for any reason on 60 days' written notice to EXECUTIVE by payment of severance equal to EXECUTIVE's base salary in lieu of such notice.

          (j) May be terminated by KII no earlier than June 30, 1999, on six months' written notice to EXECUTIVE of KII's intent not to renew this Agreement under Paragraph 10.05.

          (k) Change of Control. If there is a Change-of-Control (defined as some individual, group, or institution other than existing KII or future employee-related programs of KII or its subsidiaries acquiring over 20% of the voting equity of KII, but not including
               (a) a transaction initiated by KII to obtain participation funds;
               (b) a transaction initiated by KII where KII is the surviving entity and EXECUTIVE is the Chief Executive Officer of KII after the transaction; or (c) a transaction initiated by an individual, group, or institution acting at the instigation of or in concert with EXECUTIVE), whether or not EXECUTIVE's employment terminates, EXECUTIVE will immediately become vested in all stock options granted simultaneously with the execution of this Agreement. EXECUTIVE will be entitled to payments to cover all the base salary, incentive compensation, bonuses, benefits, and perquisites that he would receive if he were to remain employed by KII for an additional 36 months at his then current base salary, with his annual incentive payments calculated at two times his then current base salary. Payments will be made on a periodic basis. EXECUTIVE will be entitled to receive these payments even if the 20% owner wants EXECUTIVE to remain in employment and even if EXECUTIVE elects to remain in employment. If EXECUTIVE remains in employment, however, the 36-month payout period for base salary, incentive compensation, bonuses, benefits, and perquisites will be reduced by one month for each full month of his continued employment. If the vesting of any stock options and other amounts payable to EXECUTIVE upon a Change-of-Control not initiated by KII constitute an "excess parachute payment" within the meaning of Internal Revenue Code
               Section 280G, then EXECUTIVE shall entitled to receive an additional payment (a "Gross-Up Payment") in an amount such that after payment by EXECUTIVE of all taxes (including any interest or penalties imposed with respect to such taxes other than interest and penalties imposed on EXECUTIVE as a result of his failure to file timely income tax returns or to disclose required information respecting such excise tax), including, without limitation, any income taxes and excise tax imposed upon the Gross-Up Payment, EXECUTIVE retains an amount of the Gross-Up Payment sufficient to pay the excise tax imposed upon the excess parachute payment. If any other agreement between EXECUTIVE and KII provides for payments by KII similar in nature to the Gross-Up Payment provided for in this Paragraph 3.01(k), and EXECUTIVE receives such similar payments under such other agreement, then the Gross-Up Payment otherwise required hereunder shall be reduced to the extent necessary to avoid duplication of the benefit intended to be conferred upon EXECUTIVE by the making of a Gross-Up Payment pursuant to this Agreement. If there is a Change-of-Control and if the acquiring party seeks to have the transaction accounted for on a "pooling of interests" basis and, in the opinion of KII's independent certified public accountants, accelerating the exercisability of EXECUTIVE's options as a result of the transaction would preclude a pooling of interests under generally accepted accounting principles, then the exercisability of such options will not accelerate.

     3.02 Compensation Upon Termination of EXECUTIVE's Employment. In the event that EXECUTIVE's employment with KII and JGK terminates the following provisions shall govern as applicable:

          (a) If termination occurs pursuant to subparagraph 3.01(a) the agreement of the parties shall control.

          (b) If termination occurs pursuant to subparagraphs 3.01(b), (c), (f) or (h), all benefits and compensation shall terminate as of the end of the month in which the termination occurs and a prorated incentive compensation amount shall be paid based upon the number of months EXECUTIVE worked during that calendar year.

          (c) If the termination occurs pursuant to subparagraph 3.01(e), all benefits and compensation shall terminate as of the termination date.

          (d) If termination occurs pursuant to subparagraph 3.01(d), the provisions of Paragraph 2.11 shall govern the termination of benefits, base salary, bonus, and incentive compensation.

          (e)  If termination occurs pursuant to subparagraphs  3.01(g), (i), or
               (j), EXECUTIVE shall receive cash payments equal to the amounts EXECUTIVE would have been paid under Paragraph 2.09 if he had remained employed for the balance of the then current term of the Agreement and, for the balance of the then current term of the Agreement plus the 12-month period immediately following the end of such term (the "Severance Period"), EXECUTIVE (i) shall become immediately vested in all stock options granted simultaneously with the execution of this Agreement that would have become vested if EXECUTIVE had remained employed by KII for the
               Severance Period; (ii) shall receive the base salary and incentive compensation provided for in Paragraphs 2.05 and 2.06 for the Severance Period; provided, however, that the incentive compensation shall not be prorated and, for purposes of this provision only, EXECUTIVE's incentive compensation for 1999 will be deemed to be $500,000 and for subsequent years will be either an amount determined under the then applicable incentive compensation plan or program or, in the absence of such plan or program, two times EXECUTIVE's then current base salary; (iii) shall continue to participate in the benefit plans and programs specified in Paragraph 2.08 to the extent permitted by the terms of such plans and programs or, in lieu of such continued participation, shall receive cash payments equal to the value of the benefits EXECUTIVE would have received under such plans and programs (excluding any long-term disability insurance) had he remained employed by KII for the Severance Period; and (iv) shall receive cash payments equal to the amounts EXECUTIVE would have been paid under subparagraph 2.13(a) had he remained employed by KII for the Severance Period.

          (f) If termination occurs pursuant to subparagraph 3.10(k), the compensation set forth in that provision shall apply.

          (g) All payments made to EXECUTIVE under this Paragraph 3.02 shall be reduced by amounts (i) required to be withheld in accordance with federal, state and local laws and regulations in effect at the time of payment, or (ii) owed to KII and JGK by EXECUTIVE for any amounts advanced, loaned or misappropriated.

     3.03 Return of KII and JGK Property. In the event of termination of EXECUTIVE's employment all corporate documents, records, files, credit cards, computer disks and tapes, computer access cards, codes and keys, file access codes and keys, building and office access cards, codes and keys, materials, equipment and other property of KII and JGK which is in EXECUTIVE's possession shall be returned to KII and JGK at their principal business offices on the date of termination of EXECUTIVE's employment, or within five business days thereafter if termination occurs without notice. EXECUTIVE may copy, at EXECUTIVE's expense, documents, records, materials and information of KII and JGK only with KII's and JGK's express, written permission.

                                   ARTICLE IV

                         PROTECTION OF TRADE SECRETS AND
                           CONFIDENTIAL BUSINESS DATA

     4.01 Confidential Information. The definition of "Confidential Information" as set forth in Paragraph 1.01 is not intended to be complete. From time to time during the term of his employment, EXECUTIVE may gain access to other information not generally known to the public and proprietary to KII or JGK concerning KII's and/or JGK's businesses that is of commercial value to KII and/or JGK, which information shall be included in the definition under Paragraph 1.01 above, even though not specifically listed in that Paragraph. The definition of Confidential Information and the provisions of this Article IV apply to any form in which the subject information, trade secrets, or data may appear, whether written, oral, or any other form of recording or storage.

     4.02 Maintain in Confidence. EXECUTIVE shall hold the Confidential Information, including trade secrets and/or data, in the strictest confidence and will never, without prior written consent of KII and JGK, (directly or indirectly) disclose, assign, transfer, convey, communicate to or use for his own or another's benefit or (directly or indirectly) disclose, assign, transfer, convey, communicate to or use by him, a competitor of KII or JGK or any other person or entity, including, but not limited to, the press, other professionals, corporations, partnerships or the public, at any time during his employment with KII or JGK or at any time after his termination of employment with KII or JGK, regardless of the reason for the EXECUTIVE's termination, whether voluntary or involuntary; provided however, that the restrictions provided herein in Paragraph 4.02 as to the identity of customers or prospective customers shall terminate at the same time as the expiration of the non-compete period as set forth in Paragraph 5.01. EXECUTIVE further promises and agrees that he will faithfully abide by any rules, policies, practices or procedures existing or which may be established by KII and JGK for insuring the confidentiality of the Confidential Information, including, but not limited to, rules, policies, practices or procedures:

          (a)  Limiting access to authorized personnel;

          (b)  Limiting copying of any writing, data or recording;

          (c) Requiring storage of property, documents or data in secure facilities provided by KII or JGK and limiting safe or vault lock combinations or keys to authorized personnel; and/or

          (d) Checkout and return or other procedures promulgated by KII or JGK from time to time.

     4.03 Return of Information. Upon termination of the employer-employee relationship, whether voluntary or involuntary, EXECUTIVE will return to KII and JGK any and all written or otherwise recorded form of all Confidential Information (and any copies thereof) in his possession, custody or control, including, but not limited to, notebooks, memoranda, specifications, customer lists, prospective or potential customer lists, or price lists, and will take with him, upon leaving KII's and/or JGK's place of business or employment with KII or JGK, no such documents, data, writings, recordings, or reproduction in any form which may have been entrusted or obtained by him during the course of his employment or to which he had access, possession, custody or control, except with KII's and JGK's express, written permission. Upon termination of employment, whether voluntary or involuntary, EXECUTIVE will deliver to KII and JGK all Confidential Information in recorded form in his possession, custody or control and shall also deliver any and all property, devices, parts, mock-ups, and finished or unfinished machinery or equipment in his possession, custody or control which belongs to KII or JGK. EXECUTIVE shall also deliver, upon his termination, whether voluntary or involuntary, all records, drawings, blueprints, notes, notebooks, memoranda, specifications and documents or dates, in any form, which contain Confidential Information.

     4.04 Irreparable Harm. The PARTIES acknowledge that KII and JGK will suffer irreparable harm if the EXECUTIVE breaches Paragraphs 4.02 or 4.03, either during or after his employment. Accordingly, KII or JGK shall be entitled, in addition to any other right and remedy they may have, at law or equity, to a temporary restraining order and/or injunction, without the posting of a bond or other security, enjoining or restraining the EXECUTIVE from any violation of Paragraphs 4.02 or 4.03, and the EXECUTIVE hereby consents to KII's or JGK's right to seek the issuance of such injunction. If KII or JGK institutes any such action against EXECUTIVE, alone or in conjunction with any third party or parties to enforce any terms or provisions of Paragraphs 4.02 or 4.03, then the party that prevails in such action shall be entitled to receive from the opposing party (or parties) in the action the prevailing party's reasonable attorneys' fees incurred in such action and all costs and expenses incurred in connection therewith in accordance with Paragraph 8.02.

                                    ARTICLE V

                             COVENANT NOT TO COMPETE

     5.01 Noncompete. At no time during the term of this Agreement and for a period of one year immediately following the termination of EXECUTIVE's employment (whether voluntary or involuntary) or December 31, 1999, whichever occurs last, will EXECUTIVE:

          (a) Acting on behalf of himself, another business or competitor, call upon or communicate with or attempt to call upon or communicate with any customer or potential or prospective customer of KII or JGK with whom EXECUTIVE (or other employees of KII or JGK under his supervision), during the 12 months prior to his termination, had contact, for the purpose (either directly or indirectly) of soliciting, selling or buying any services, merchandise or products similar to or competitive with the services, merchandise or products sold or purchased by KII or JGK; and

          (b) Without the prior written consent of KII or JGK, directly or indirectly render any services, advice or counsel as an owner, employee, representative, agent, independent contractor, consultant or in any other capacity, for any third party, if the rendering of such services, advice or counsel involves, may involve, requires or is likely to result in the use or disclosure by EXECUTIVE of any Confidential Information.

     5.02 Irreparable Harm. The parties acknowledge that KII and JGK will suffer irreparable harm if EXECUTIVE breaches Paragraph 5.01. Accordingly, KII and JGK shall be entitled, in addition to any other right and remedy they may have, at law or equity, to a temporary restraining order and/or injunction, without the posting of a bond or other security, enjoining or restraining EXECUTIVE from any violation of Paragraph 5.01, and EXECUTIVE hereby consents to KII's and JGK's right to seek the issuance of such injunction. If KII or JGK institutes any such action against EXECUTIVE, alone or in conjunction with any third party or parties to enforce any terms or provisions of Paragraph 5.01, then the party that prevails in such action shall be entitled to receive from the opposing party (or parties) in the action the prevailing party's reasonable attorneys' fees incurred in such action and all costs and expenses incurred in connection therewith in accordance with Paragraph 8.02.

     5.03 Limit to Extent Enforceable. In the event that a court of competent jurisdiction determines that any of the provisions of Paragraph 5.01 are unreasonable, it may limit such provision to the extent it deems reasonable, without declaring the provision or Paragraph 5.01 invalid in its entirety. This provision shall not be construed as an admission by KII or JGK, but is only included to provide KII and JGK with the maximum possible protection for their businesses, Confidential Information, trade secrets and data, consistent with the right of EXECUTIVE to earn a livelihood subsequent to the termination of his employment.

                                   ARTICLE VI

                                   INVENTIONS

     6.01 Disclosure. EXECUTIVE shall promptly and fully disclose to KII and JGK and will hold in trust for KII's and JGK's sole right and benefit any invention which EXECUTIVE, during the period of his employment, makes, conceives, or reduces to practice or causes to be made, conceived, or reduced to practice either alone or in conjunction with others that:

          (a)  Relates  to  any  subject   matter   pertaining  to   EXECUTIVE's
               employment;

          (b) Relates to or is directly or indirectly connected with the business, products, projects, or Confidential Information of KII or JGK; or

          (c) Involves the use of any time, material, or facility of KII or JGK.

     6.02 Assignment of Ownership. EXECUTIVE hereby assigns to KII and JGK all of EXECUTIVE's right, title, and interest in and to all such inventions as described in Paragraph 6.01 and, upon KII's request, EXECUTIVE shall execute, verify, and deliver to KII or JGK such documents including, without limitation, assignments and applications for Letters Patent, and shall perform such other acts, including, without limitation, appearing as a witness in any action brought in connection with this Agreement that is necessary to enable KII or JGK to obtain the sole right, title, and benefit to all such inventions.

     6.03 Excluded Inventions. It is further agreed, and EXECUTIVE is hereby so notified, that the above agreement to assign inventions to KII or JGK does not apply to any invention for which no equipment, supplies, facility, or Confidential Information of KII or JGK was used, which was developed entirely on EXECUTIVE's own time, and

          (a)  Which does not relate:

                    (i)  Directly to the businesses of KII or JGK; or

                    (ii) To KII's or JGK's  actual or  demonstrably  anticipated research or development; or

          (b) Which does not result from any work performed by EXECUTIVE for KII or JGK.

     6.04 Prior Inventions. Attached to this Agreement and initialed by both PARTIES is a list of all of the inventions, by description, if any, in which EXECUTIVE possesses any right, title, or interest prior to this employment and the execution of this Agreement, which are not subject to the terms of this Agreement.

     6.05 Specific Performance; Attorney Fees. EXECUTIVE expressly acknowledges and agrees that any violation of any terms of Paragraphs 6.01 or 6.02 may result in the issuance of a temporary restraining order and/or injunction against EXECUTIVE to effect specific performance of the terms of Paragraphs 6.01 or
6.02. If KII or JGK institutes any action against EXECUTIVE, alone or in conjunction with any third party or parties, to enforce any term or provision of Paragraphs 6.01 or 6.02, then the party that prevails in such action shall be entitled to receive from the opposing party (or parties) in the action the prevailing party's reasonable attorneys' fees incurred in such action and all costs and expenses incurred in connection therewith in accordance with Paragraph 8.02.

                                   ARTICLE VII

                                   ARBITRATION

     7.01 Agreement to Arbitrate. With the exception of KII's and JGK's rights to seek injunctive relief in connection with breaches by EXECUTIVE of Paragraphs 4.02, 4.03, 5.01 and/or 6.01 or 6.02 of this Agreement, all disputes or claims arising out of or in any way relating to this Agreement, including the making of this Agreement, shall be submitted to and determined by final and binding arbitration before the National Association of Securities Dealers, Inc. ("NASD") in accordance with the NASD Code of Arbitration Procedure, or if the NASD refuses to accept jurisdiction, before the American Arbitration Association ("AAA") under the AAA's National Rules for the Resolution of Employment Disputes (effective June 1996). The award of the arbitrator(s), or a majority of them, shall be final and judgment upon such award may be entered in any court of competent jurisdiction. This arbitration provision shall continue in full force and effect after EXECUTIVE's termination of employment under this Agreement.

     7.02 Discovery. In addition to any other procedures provided for under the rules of the NASD or the AAA, upon written request, each party shall, at least 14 days prior to the date of any hearing, provide to the opposite party a copy of all documents relevant to the issues raised by any claim or counterclaim and a list of all witnesses to be called by that party at the hearing and each party shall be permitted to take one deposition at least 14 days prior to any hearing.

     7.03 Costs. The costs of proceedings under Article VII shall be paid in accordance with the provisions of Article VIII below.

                                  ARTICLE VIII

                              CERTAIN KII REMEDIES

     8.01 Certain KII Remedies. The PARTIES acknowledge that KII and JGK will suffer irreparable harm if the EXECUTIVE breaches Paragraphs 4.02, 4.03, 5.01 and/or 6.01 or 6.02 of this Agreement. Accordingly, KII and JGK shall be entitled to seek any right or remedy they may have, under this Agreement or otherwise, at law or equity, including but not limited to, an injunction, enjoining or restraining EXECUTIVE from any violation of Paragraphs 4.02, 4.03,
5.01 and/or 6.01 or 6.02 of this Agreement.

     8.02 Payment of Fees and Expenses. If any party initiates or becomes a party to a formal proceeding in law or equity, or under Article VII, involving this Agreement, and if either party obtains a substantial portion of the relief requested by that party (the "prevailing party"), then the non-prevailing party shall pay all of its and the prevailing party's reasonable costs and expenses, including reasonable attorneys' fees and expenses, incurred with respect to such proceeding. If neither party obtains a substantial portion of the relief requested each shall bear its/his own expenses. In the event (i) EXECUTIVE is terminated pursuant to Paragraph 3.01 (c) and determines to challenge KII's determination of cause, or (ii) EXECUTIVE resigns for Good Reason pursuant to Paragraph 3.01(g) and KII contends that Good Reason does not exist, KII and EXECUTIVE shall each bear its/his own expenses in connection with any proceeding initiated by EXECUTIVE with respect to the determination as to "Cause" or by KII with respect to the determination of "Good Reason", as the case may be.

                                   ARTICLE IX

                                 INDEMNIFICATION

     9.01 Indemnification. As to acts or omissions of EXECUTIVE which are within the scope of EXECUTIVE's authority as an officer, director, or employee of KII or JGK and/or any affiliate of KII or JGK, KII and JGK shall indemnify EXECUTIVE, and his legal representatives and heirs, to the maximum extent permitted by Minnesota law.

                                    ARTICLE X

                                  MISCELLANEOUS

     10.01 Governing Law. This Agreement shall be governed according to the laws of the State of Minnesota.

     10.02 Successors. This Agreement is personal to EXECUTIVE and EXECUTIVE may not assign or transfer any part of his rights or duties hereunder, or any compensation due to him hereunder, to any other person. This Agreement may be assigned by KII. This Agreement is binding on any successors or assigns of KII or JGK.

     10.03 Waiver. The waiver by any party of the breach or nonperformance of any provision of this Agreement by any other party will not operate or be construed as a waiver of any future breach or nonperformance under any provision of this Agreement or any similar agreement with any other employee.

     10.04 Notices. Any and all notices referred to herein shall be deemed properly given only if in writing and delivered personally or sent postage prepaid, by certified mail, return receipt requested, as follows:

          (a) To KII and JGK by notice to each member of KII's Board of Directors, and to Fredrikson & Byron, P.A., 1100 International Centre, 900 Second Avenue South, Minneapolis, Minnesota 55402,
               Attention: Timothy M. Heaney.

          (b) To EXECUTIVE at his home address as it then appears on the records of KII or JGK, it being the duty of the EXECUTIVE to keep KII and JGK informed of his current home address at all times.

The date on which notice to KII, JGK or EXECUTIVE shall be deemed to have been given if mailed as provided above shall be the date on the certified mail return receipt. Personal delivery to EXECUTIVE shall be deemed to have occurred on the date notice was delivered to EXECUTIVE personally or deposited in a mail box or slot or left with security or administrative personnel, at EXECUTIVE's residence by a representative of KII or any messenger or delivery service.

     10.05 Term. This Agreement shall be effective from April 7, 1997, to and including December 31, 1999, and for one year periods thereafter until December 31, 2008, if not otherwise terminated in accordance with the provisions set forth in this Agreement; provided, however, that if this Agreement does not terminate earlier, it shall automatically terminate effective March 31, 2009.

     10.06 Modification. This Agreement supersedes any and all prior oral and written understandings, if any, between the PARTIES relating to the subject matter of this Agreement. This Agreement sets forth the entire understandings and agreements between and among the PARTIES and is the complete and exclusive statement of the terms and conditions thereof, that there are no other written or oral agreements in regard to the subject matter of this Agreement other than those agreements, plans, programs and policies expressly referred to herein. This Agreement shall not be changed or modified except by a written document signed by the PARTIES hereto.

     IN WITNESS WHEREOF, the PARTIES have hereunto set their hands as of the date written above.

                                                 KINNARD INVESTMENTS, INC.


                                                 By  /s/ Hilding C. Nelson

                                                 Its  Chairman


                                                 - and -

                                                 JOHN G. KINNARD AND COMPANY,
                                                 INCORPORATED

                                                 By   /s/ Gerald M. Gifford

                                                 Its  Executive Vice President


                                                 - and -

                                                 EXECUTIVE


                                                 /s/ William F. Farley
                                                 William F. Farley